Exhibit 99.1

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

•            Reports Revenue of $732.5 Million and Net Loss of $0.12 Per Share

•            Posts Lower-than-Anticipated Adjusted EBITDA of $78.3 Million as Energy Prices Affect Oil and Gas Field Services and Lodging Segments and Adverse Weather Delays Projects

•            Generates Strong Cash Flow from Operations of $84.8 Million

•            Expects to be at Low End of 2015 Adjusted EBITDA Guidance Range

•            Expands Planned Carve-Out to Include Entire Lodging Services Segment

Norwell, Mass. – May 6, 2015 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2015.

Revenues for the first quarter of 2015 were $732.5 million, compared with $846.7 million in the same period in 2014.  Income from operations was $7.3 million in the first quarter of 2015, compared with $29.9 million in the same period of last year.

First-quarter 2015 net loss was $7.1 million, or $0.12 per share, compared with net income of $9.0 million, or $0.15 per diluted share, in the first quarter of 2014.  First-quarter 2015 net loss included $2.2 million of pre-tax integration and severance costs.  First-quarter 2014 net income included $4.7 million of pre-tax integration and severance costs.

Adjusted EBITDA (see description below) in the first quarter of 2015 was $78.3 million, compared with $102.0 million in the same period of 2014.

Comments on the First Quarter

“Our first-quarter results fell short of our guidance due to a lower-than-expected performance in our Oil and Gas Field Services and Lodging Services segments,” said Alan S. McKim, Chairman and Chief Executive Officer. “The significant crude oil price decline caused an unprecedented slowdown in those segments as customers abruptly reduced capital budgets, cancelled projects and renegotiated contracts.  This challenging environment was compounded by severe winter weather that resulted in project delays in several businesses during the quarter.

“Within our segments, Technical Services grew slightly from the year before, with an incineration utilization rate of 91% and landfill volumes up 21% on strong waste project work,” McKim said. “SK Environmental Services achieved an excellent mix of business and corresponding increase in profitability and margins.  Industrial and Field Services revenue declined from that of a year ago as weather, currency translation and reduced Oil Sands activity offset strength in Canadian specialty work.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

Significant Reduction of Pay-for-Oil Costs

“During the quarter, we substantially reduced our average pay-for-oil (PFO) cost, an important achievement for the Company that will relieve some of the margin compression we have experienced in our Oil Re-refining and Recycling segment,” McKim said.  “We did not realize that benefit in the first quarter of 2015 because waste oil inventory, collected when PFO costs were higher, was still being processed. The processing of that higher-priced inventory, and the decline in base oil pricing late last year, produced a loss in the segment in the first quarter. However, with average PFO costs soon to be approaching zero, we are encouraged about the prospects for the Oil Re-refining and Recycling segment in 2015.

“Cash flow from operations in the first quarter rose substantially to $84.8 million from $4.6 million a year earlier in what typically is a seasonally weak quarter for Clean Harbors.  This surge in cash flow from operations was attributable to improvements in our working capital and positive inventory trends,” McKim said.

Carve-Out Expanded to Include Entire Lodging Services Segment

Clean Harbors also announced today that it has expanded its planned carve-out to include the entire Lodging Services segment.  The Company previously announced that it intended to include only the drilling-related mobile assets as part of the expected standalone public entity, along with the Oil and Gas Field Services segment.

“After careful consideration and further due diligence, we determined that combining all of the Lodging Services assets in the carve-out would maximize the total value of this business,” McKim said. “We believe that keeping the Lodging business whole will enable it to work much better operationally.  In addition, separating Lodging into two entities could reduce the effectiveness of each, and potentially would be confusing to our customers. As a result, we intend to include the entire Lodging Services segment in the carve-out, which we expect to be prepared to go public early next year.”

Business Outlook and Financial Guidance

“Looking ahead, Clean Harbors is entering its seasonally strongest quarters, and the trends in our core environmental and industrial businesses are promising,” McKim said.  “We expect a number of our key vertical markets to drive large-volume project activity and additional opportunities. We anticipate that Technical Services and SK Environmental Services will achieve steady, profitable growth through the remainder of 2015.  While Oil Sands activity is likely to remain limited, we expect the Industrial and Field Services segment to benefit from higher turnaround and industrial activity, and our Field Services team should benefit from its collaboration with SK Environmental branches.  Within Oil Re-refining and Recycling, the

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

reduction in PFO and transportation costs will enable us to more than offset the spread compression caused by lower base oil pricing.

“Within Lodging Services, we were recently awarded some significant work within our camps and manufacturing business scheduled for the second half of 2015, which should counter some of the softness in our fixed locations.  Within Oil and Gas Field Services, following completion of the Canadian winter drilling program, we began moving forward with additional cost-cutting and efficiency initiatives to mitigate some of the near-term pressure brought on by the current energy environment,” McKim concluded.

Based on current market conditions, Clean Harbors now expects to be at the low end of its previously announced 2015 Adjusted EBITDA guidance range of $530 million to $570 million.  This guidance now includes the Company’s recently completed acquisition of Thermo Fluids Inc., whose contributions should offset the Adjusted EBITDA shortfall the Company experienced in the first quarter.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

For the second quarter of 2015, the Company expects to generate Adjusted EBITDA in the range of $138 million to $145 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net (loss) income and Adjusted EBITDA for the three months ended March 31, 2015 and March 31, 2014 (in thousands):

	For the Three Months Ended:
	March 31, 2015	March 31, 2014

Net (loss) income	$(7,089)	$8,960
Accretion of environmental liabilities	2,619	2,724
Depreciation and amortization	68,356	69,356
Other income	(409)	(4,178)
Interest expense, net	19,438	19,554
(Benefit) provision for income taxes	(4,638)	5,570
Adjusted EBITDA	$78,277	$101,986

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Quarter Ending June 30, 2015			For the Year Ending December 31, 2015
	Amount			Amount
	(In millions)			(In millions)
Projected GAAP net income	$29	to	$36	$101	to	$134
Adjustments:
Accretion of environmental liabilities	3	to	3	11	to	10
Depreciation and amortization	68	to	65	275	to	265
Interest expense, net	19	to	19	76	to	76
Provision for income taxes	19	to	22	67	to	85
Projected Adjusted EBITDA	$138	to	$145	$530	to	$570

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the Company’s planned carve-out and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Eric Kraus	Jim Buckley
Vice Chairman, President and CFO	EVP Corporate Communications	SVP Investor Relations
Clean Harbors, Inc.	& Public Affairs	Clean Harbors, Inc.
781.792.5100	Clean Harbors, Inc.	781.792.5100
InvestorRelations@cleanharbors.com	781.792.5100	Buckley.James@cleanharbors.com
	Kraus.Eric@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

 (in thousands except per share amounts)

	For the Three Months Ended:
	March 31, 2015	March 31, 2014

Revenues	$732,499	$846,667
Cost of revenues (exclusive of items shown separately below)	546,507	625,719
Selling, general and administrative expenses	107,715	118,962
Accretion of environmental liabilities	2,619	2,724
Depreciation and amortization	68,356	69,356
Income from operations	7,302	29,906
Other income	409	4,178
Interest expense, net	(19,438)	(19,554)
(Loss) income before (benefit) provision for income taxes	(11,727)	14,530
(Benefit) provision for income taxes	(4,638)	5,570
Net (loss) income	$(7,089)	$8,960
(Loss) earnings per share:
Basic	$(0.12)	$0.15
Diluted	$(0.12)	$0.15

Shares used to compute (loss) earnings per share — Basic	58,875	60,720
Shares used to compute (loss) earnings per share — Diluted	58,875	60,861

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$233,739	$246,879
Accounts receivable, net	521,563	557,131
Unbilled accounts receivable	33,333	40,775
Deferred costs	18,880	19,018
Inventories and supplies	143,052	168,663
Prepaid expenses and other current assets	56,263	57,435
Deferred tax assets	36,355	36,532
Total current assets	1,043,185	1,126,433
Property, plant and equipment, net	1,502,497	1,558,834
Other assets:
Deferred financing costs	16,761	17,580
Goodwill	445,412	452,669
Permits and other intangibles, net	520,045	530,080
Other	18,142	18,682
Total other assets	1,000,360	1,019,011
Total assets	$3,546,042	$3,704,278
Current liabilities:
Current portion of capital lease obligations	$116	$536
Accounts payable	244,216	267,329
Deferred revenue	62,677	62,966
Accrued expenses	187,728	219,549
Current portion of closure, post-closure and remedial liabilities	25,124	22,091
Total current liabilities	519,861	572,471
Other liabilities:
Closure and post-closure liabilities, less current portion	42,848	45,702
Remedial liabilities, less current portion	132,893	138,029
Long-term obligations	1,395,000	1,395,000
Deferred taxes, unrecognized tax benefits and other long-term liabilities	292,591	290,205
Total other liabilities	1,863,332	1,868,936
Total stockholders’ equity, net	1,162,849	1,262,871
Total liabilities and stockholders’ equity	$3,546,042	$3,704,278

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	March 31, 2015			March 31, 2014
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$240,325	$36,201	$276,526	$236,781	$37,833	$274,614
Industrial and Field Services	146,868	(6,483)	140,385	161,960	(11,603)	150,357
Oil Re-refining and Recycling	96,807	(18,258)	78,549	128,921	(48,116)	80,805
SK Environmental Services	160,684	(11,582)	149,102	161,388	19,899	181,287
Lodging Services	34,104	181	34,285	56,694	395	57,089
Oil and Gas Field Services	53,587	1,341	54,928	100,772	2,101	102,873
Corporate Items	124	(1,400)	(1,276)	151	(509)	(358)
Total	$732,499	$—	$732,499	$846,667	$—	$846,667

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2015 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net (loss) income.

	For the Three Months Ended:
Adjusted EBITDA	March 31, 2015	March 31, 2014

Technical Services	$63,401	$62,177
Industrial and Field Services	10,309	16,372
Oil Re-refining and Recycling	(4,476)	12,583
SK Environmental Services	27,249	22,825
Lodging Services	6,910	17,737
Oil and Gas Field Services	1,403	16,331
Corporate Items	(26,519)	(46,039)
Total	$78,277	$101,986

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com